EXHIBIT 99.1

For more information contact:

Alex Edwards
813-264-2241



FOR IMMEDIATE RELEASE


   Nanobac Pharmaceuticals, Inc. announces the Election of Two Outside Board
                                    Members

TAMPA, Fla. (February 2, 2004)-- Nanobac Pharmaceuticals, Inc. (OTCPK:NNBP) ("Nanobac" or "The Company").

     John Stanton, Chairman of the Board, announces the election of Dr. Jan Egberts and Dr. Stephan Rechtschaffen as independent directors of the Company.

     "In the election of these directors, the company has sought to bring a diverse group of executives to the leadership of the company," said Mr. Stanton. "Both of these directors bring unique corporate and medical experiences that will be integral in guiding the company in the successful execution of its business plan."

     Dr. Jan Egberts received his medical degree from Erasmus University Medical School, Rottendam, the Netherlands in 1985, with medical studies at John Hopkins and Harvard medical schools. He received his MBA from Stanford Graduate School of Business in 1989.

     For the past three years he has served as Chairman and Managing Director of Molnlycke Healthcare, Inc. in Newtown, PA.

     Prior to Molnlycke Dr. Egberts served as Vice President, Business and Market Development world wide for Johnson & Johnson, New Brunswick, NJ. He was a member of the Global Management Board of $1.3 Billion Johnson & Johnson medical franchise with seven divisions. He was responsible for licensing/acquisitions, equity investment and patent management.

     Prior to Johnson & Johnson Dr. Egberts was a Senior Marketing Director with Merck & Company in West Point, PA; Partner Egberts & Company, Amsterdam; Engagement Manager, McKinsey & Company in New York, Dusseldorf, London and Amsterdam; Project Manager, Cancer Biotechnology Research and Development Organon / Bionetics Research, Inc.

     Dr. Stephan Rechtschaffen received his medical degree in 1973 from New York Medical College in New York City. His residency was at Harkness Community Hospital in San Francisco. He co-founded Omega Institute in 1977 and is the CEO and Chair of the Board. He was the developer and director of Foxhollow Wellness Spa in Lenox, MA from 1987 - 1989, and director of the Rhinebeck Health Center in Rhinebeck, NY, from 1983 - 1989.

     Dr. Rechtschaffen is a nationally recognized holistic physician who lectures on health, wellness, nutrition, longevity and time. He has organized symposia and educational programs throughout the country.

     Dr. Rechtschaffen is the author of: TimeShifting; Creating More Time to Enjoy Your Life, 1996, published in the United States by Doubleday, and in England, Europe, Japan and Australia by Random House. He is co-author of Vitality and Wellness, 1999, published by Dell.

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     Dr. Rechtschaffen has presented these concepts in TimeShifting, Health and
Wellness, and in Organizational Management workshops at many corporations:
Citibank, Avon, Aveda, ConEdison, IBM, Dana Farber Cancer Institute, Kaiser Permanente, Mercedes-Benz, Natural Health Business Strategies, Preventative Medicine Research, Salon Systems and Young Presidents Organization, and others.

     Nanobac Pharmaceuticals, Inc. is headquartered in Tampa, Florida, U.S.A. For more information, please visit our website at www.nanobaclabs.com or contact us at info@nanobaclabs.com.

     Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Nanobac Pharmaceuticals, Inc. officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-Looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Nanobac Pharmaceuticals, Inc. actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-Looking statements involve known and unknown risks, uncertainties, and other factors which might cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report, these statements are not guarantees of future performance and Nanobac Pharmaceuticals, Inc. has no specific intention to update these statements.


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